SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2015

Well Power, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53985	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11111 Katy Freeway - Suite # 910 Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 778-991-7278

_____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 26, 2015, our board of directors appointed Robert V. Shields to serve as a member of our board of directors.

Mr. Shields is a professional engineer with more than 30 years of petroleum industry experience in the areas of drilling, completions, production operations, economic evaluations, identifying and securing international exploration mineral leases and raising equity capital from institutional investors in in the United States and abroad.

His early years of employment include tenures with major oil and gas companies including Pacific Petroleums Ltd., PetroCanada Corp., Occidental International, and ICG Resources Ltd. Mr. Shields has extensive management experience in his roles as manager of drilling/production operations in Libya, Philippines, Brunei (offshore), continental USA, Western Canada and the Canadian Arctic.

Mr. Shields is currently the president, CEO and director of a Canadian junior publicly traded oil and gas company, Marauder Resources East Coast Inc., which acquired exploration rights to a large permit located onshore New Zealand.

There are no family relationships between Mr. Shields and any of our directors or executive officers.

There are no material direct or indirect interests that Mr. Shields has in any of our transactions or proposed transactions over the last two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Well Power, Inc.

/s/ Dan Patience

Dan Patience

Chief Executive Officer

Date: April 14, 2015

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